STOCK PURCHASE AGREEMENT
                                  By and Among
                               HEALTHEXTRAS, INC.
                                     (Buyer)
                                       And
                   PHARMACY NETWORK NATIONAL CORPORATION TRUST
                                    (Seller)

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of this 1st day of December, 2002, is entered into by and among HealthExtras, Inc., a Delaware corporation ("Buyer") and the Pharmacy Network National Corporation Trust, a North Carolina Trust established on September 19, 2000 (the "Seller).

     WHEREAS, Buyer wishes to purchase from or through Seller, and Seller wishes to sell or cause to be sold to Buyer, all of the issued and outstanding capital stock of Pharmacy Network National Corporation, a North Carolina business corporation (the "Company").

     NOW, THEREFORE, in consideration of the premises and subject to the representations, warranties, covenants, and conditions contained herein, the parties agree as follows:

DEFINITIONS
-----------

     "ACT" means the North Carolina Business Corporation Act.

     "AFFILIATE" means any individual, partnership, corporation, limited liability company, trust or other entity or association which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, a party.

     "AGREEMENT" means this Stock Purchase Agreement.

     "AUDITED FINANCIAL STATEMENTS" means the audited financial statements of the Company as of December 31, 1999, 2000 and 2001, including the balance sheet and the related statements of income, shareholders' equity, cash flows and changes in financial position of the Company for the years then ended, with an unqualified report thereon from an independent certified public accounting firm.

     "BUYER" means HealthExtras, Inc.

     "CLAIMS" means any action or proceeding, judicial or administrative (including arbitration and other alternative dispute resolution mechanisms), instituted by any third party (including federal, state or local governmental units) against a party hereto.

     "CLASS A SHAREs" means Thirty Thousand (30,000) shares of Class A Voting Common Stock of the Company owned by the Seller and constituting all of the issued and outstanding Class A Voting Common Stock of the Company.

     "CLASS B SHARES" means Seven Thousand Two Hundred Two (7,202) shares of Class B Non-Voting Common Stock of the Company constituting all of the issued and outstanding Class B Non-Voting Common Stock of the Company.

     "CLOSING" shall have the meaning set forth in Section 1.3.1 below.

     "CLOSING DATE" shall have the meaning set forth in Section 1.3.1, below.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMPANY" means Pharmacy Network National Corporation, a North Carolina business corporation.

     "COMPANY 2003 MEMBERS" means those individuals who are Members on January 1, 2003, except those whose membership is through any of the entities set forth in Schedule 1.

     "EFFECTIVE TIME" means 12:01 a.m. (Eastern Standard Time), December 1, 2002

     "EMPLOYEE BENEFIT PLAN" shall have the meaning set forth in Section 2.21 below.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ESCROW AGREEMENT" means the Escrow Agreement entered into by all parties thereto, in a form mutually acceptable to such and delivered at the Closing.

     "ESCROW ACCOUNT" shall have the meaning ascribed to it in Section 1.5, below.

     "ESCROW AMOUNT" means two million dollars ($2,000,000).

     "FINANCIAL   STATEMENTS"   means,   collectively,   the  Audited  Financial
Statements and the Unaudited Financial Statements of the Company.

     "GAAP"  means  Generally  Accepted  Accounting   Principles,   consistently
applied, as in effect from time to time.

     "INDEMNIFIED PARTY" and "INDEMNIFYING PARTy" shall have the meanings ascribed to them in Section 8.3.1 below.

     "INTELLECTUAL PROPERTY" means all patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names and copyrights, formulae and know-how, and all applications for such, which are in the process of being prepared, are owned by, or are registered in the name of, the Company, or of which the Company is a licensor or licensee, or in which the Company has any right.

     "INSURANCE POLICIES" means all fire, theft, casualty, general liability, reinsurance, stop-loss, workers compensation, professional liability, business interruption, product liability, automobile and other insurance policies maintained by the Company, and all life insurance policies maintained by the Company on the lives of any of its employees.

     "LETTER OF INTENT" means the letter of intent signed by Buyer and the Company dated October 24, 2002.

     "LOSS" OR "LOSSES" means any loss, liability, deficiency, damage, expense or cost (including reasonable attorneys' fees) incurred by a party.

     "MEASUREMENT DATE MEMBERS" means those Company 2003 Members who are Members on January 1, 2004., except those whose membership is through any of the entities set forth in Schedule 1.

     "MEMBERS" means those individuals covered by, and entitled to receive the benefits of, a group pharmacy benefit plan managed by the Company pursuant to a contract between the Company and the sponsor of the group pharmacy benefit plan, excluding any card discount plans or other cash discount programs.

     "NET PURCHASE PRICE" means the Purchase Price less the Escrow Amount allocated equally among all Shares and fractions thereof.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "PURCHASE PRICE" means five hundred forty-two dollars and fifty-seven cents ($542.57) per share for the Shares, or twenty million one hundred eighty-five thousand seven hundred sixty-nine dollars ($20,185,769.00) for all Shares in the aggregate.

     "SELLER'S KNOWLEDGE" means the knowledge of each of the current Trustees of Seller, in their respective fiduciary capacity, after due inquiry of management and support staff of the Company. The Trustees, in their capacity as Trustees, shall have no individual personal liability under this Agreement, except in the case of breach of fiduciary duty or fraud.

     "SHARES" means all of the Class A Shares, and all of the Class B Shares, which together constitute all of the capital stock and represent one hundred percent (100%) of the ownership of the Company.

     "RETURNS"  means  any  returns,   reports  or  statements   (including  any
information returns) required to be filed for purposes of a particular Tax.

     "SELLER" means Pharmacy Network National Corporation Trust.

     "TAX" or "TAXES" means all federal, state, county or local net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, deed, stamp, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatsoever, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

     "TRUSTEES" means the (6) individuals who constitute all of the Trustees of Seller and who have signed this Agreement, below on behalf of Seller.

     "UNAUDITED FINANCIAL STATEMENTS" means the unaudited interim financial statements of the Company for the monthly periods from January 1, 2002 through October 31, 2002.

     "WELFARE  PLAN" means any  employee  welfare  benefit  plan as described in
Section 3(1) of ERISA.

1.  THE TRANSACTION; STOCK PURCHASE AND CLOSING
    -------------------------------------------

     1.1.  PURCHASE OF THE SHARES
           The Seller agrees to sell, or cause to be sold to Buyer, and Buyer agrees to purchase from or through Seller, the Shares for the Purchase Price to be paid in accordance with and subject to the terms and conditions herein contained. The Shares shall be free and clear of any and all liens, pledges, or encumbrances of any kind, nature, or description whatsoever, whether legal or equitable, and shall be validly issued, fully paid and non-assessable when transferred to Buyer. The Buyer shall have no obligation to purchase fewer than all of the Shares.

     1.2.  The  Effective  Time:  Upon  the  Closing,   the   transactions
           contemplated by this Agreement shall be deemed effective as of 12:01 a.m. (Eastern Standard Time), December 1, 2002.


     1.3.  THE CLOSING; ABANDONMENT.

           1.3.1. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place, at the offices of Paul E. Castelloe, or at such other location as the parties may mutually agree, at 10:00 A.M. (Eastern Standard Time) on the 6th day of December, 2002 (the "Closing Date"), or at such other date and time as the parties may mutually agree.

           1.3.2 Notwithstanding anything herein contained to the contrary, if the Closing does not occur before December 31, 2002, each party shall have the right to terminate this Agreement without the consent of any of the other party hereto. The foregoing shall not be construed to terminate or otherwise affect any claims either party may have against the other party for breach of any obligation arising out of this Agreement, subject to the survival provisions of Sections 8.5 and 10.10 of this Agreement.

     1.4.  PAYMENT OF PURCHASE PRICE AT THE CLOSING,  At the Closing:


           1.4.1. Seller shall assign and transfer, or cause to be assigned and transferred, to Buyer good and valid title in the Shares, free and clear of all liens, encumbrances, covenants, restrictions, voting trust agreements, charges, Taxes or other adverse claims, and shall do so by delivering to Buyer certificates representing the Shares accompanied by duly executed stock powers endorsed in blank for transfer;

           1.4.2. Buyer shall, by cashier's or certified check or by wire transfer, deposit the Escrow Amount in the Escrow Account;

           1.4.3. Buyer shall deliver the Net Purchase Price to the individuals, entities and accounts, and in the amounts, all as set forth in a written schedule to be provided to Buyer by Seller at least one (1) day before the Closing Date, and to be signed by the Trustees for Seller;

           1.4.4. Buyer shall make all Net Purchase Price payments by cashiers' or certified check(s) or wire transfers(s).

           1.4.5. The parties shall deliver and exchange all other instruments, documents, certificates, and opinions required by this Agreement.

     1.5. ESCROW. Pursuant to the Escrow Agreement and this Agreement, the Escrow Amount shall, at the Closing, be deposited by Buyer into the Escrow Account, to be used and disbursed as follows:

           1.5.1. On or before January 15, 2004, the Buyer shall present "Sellers" (as defined in the Escrow Agreement), or such individual(s) as Sellers shall designate as their representative(s), with a statement of the Measurement Date Members as a percentage of the Company 2003 Members, and the reasonable supporting data (the "2004 Report"). If the

                   Sellers do not agree with the 2004 Report, Sellers shall so notify the Buyer within five (5) days of receipt, along with a brief explanation of the basis for disagreement. If the parties are unable to resolve the disagreement to their mutual satisfaction within ten (10) days following Sellers' notice, then Buyer and Sellers shall select a mutually acceptable independent accounting firm of regional or national recognition within five (5) days, and shall share equally the cost of such firm preparing a final 2004 Report to be delivered within thirty (30) days thereafter. The 2004 Report prepared by such accounting firm shall be conclusive and binding on all parties to the Escrow Agreement.

            1.5.2. If the 2004 Report shows that Measurement Date Members are (i)  less  than or  equal  to  seventy  percent  (70%) of
                   Company 2003 Members, then Buyer shall be entitled to a $2,000,000 distribution from the Escrow Account; (ii) greater than seventy percent (70%), but less than seventy-five percent (75%) of Company 2003 Members, then Buyer shall be entitled to a $1,500,000 distribution from the Escrow Account; (iii) equal to or greater than seventy-five percent (75%) but less than eighty percent (80%) of Company 2003 Members, then Buyer shall be entitled to a $500,000 distribution from the Escrow Account; and (iv) equal to or greater than eighty percent (80%) of Company 2003 Members, then Buyer shall be entitled to no distribution from the Escrow Account.

           1.5.3. All distributions due Buyer under Sections 1.5.2, above, shall be paid from the Escrow Account on or before the later of (i) February 1, 2004 or (ii) when a Sellers' notice of disagreement has been delivered under Section 1.5.1, above, within fifteen (15) days following the issuance of a final 2004 Report that is issued either by mutual agreement or an independent accounting firm.

           1.5.4. If amounts remain in the Escrow Account following the distribution, if any, to Buyer required by Section 1.5.1, above, and Buyer has made any Claims on or before February 1, 2004 pursuant to the indemnification provisions of Section
                   8.1 of this Agreement, then all Losses due Buyer pursuant to such Claim shall be paid from the Escrow Account to the extent sufficient funds are available before any amounts are distributed from the Escrow Account to Sellers. Seller shall remain liable to Buyer when Seller is the Indemnifying Party for all Losses for which sufficient funds are not available in the Escrow Account following the distributions, if any, made under Section 1.5.2, above. The Escrow Account shall remain in place until all such outstanding Claims made by Buyer are settled or otherwise satisfied, regardless of the fact that Losses cannot be known with certainty at the time the Claim is made. If no such Claims have been made by Buyer as of February 1, 2004, then the amounts remaining in the Escrow Account after the satisfaction of obligations under
                   Section 1.5.2, above, including all amounts remaining therein that constitute earned income, shall be distributed pursuant to written instructions from Seller. Buyer or the Company shall be responsible for the payment of all taxes owed on the income earned by the Escrow Account.

     1.6.  FURTHER  ASSURANCES
           If, at any time after the Closing, the Buyer or Company shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in the Buyer or Company, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets to which the Company or Buyer is entitled under this Agreement or (ii) otherwise to carry out the purposes of this Agreement, Seller and its Trustees shall cooperate reasonably with the Buyer and the Company to execute and deliver (or cause to be executed and delivered), all such deeds, bills of sale, assignments and assurances, and do (or cause to be done) all other acts and things necessary, desirable or proper to accomplish the foregoing.

2.   REPRESENTATIONS AND WARRANTIES OF SELLER
     ----------------------------------------
     As an inducement to Buyer to enter into this Agreement, Seller represents and warrants to Buyer that, except as set forth in the disclosure schedules referenced below and delivered to Buyer by Seller, and accepted in writing by Buyer, prior to Closing:

     2.1. ORGANIZATION, QUALIFICATION AND POWER OF SELLER. Seller is a Trust, duly stablished, validly existing and in good standing under the laws of the State of North Carolina, and is duly licensed or qualified to transact business, and is in good standing, in each jurisdiction in which the nature of the business to be transacted by it, or the character of the properties owned by it or leased by it, requires such licensing or qualification. Seller has all the requisite power and authority to perform all of its obligations under, and comply with all of the conditions of, this Agreement. The copy of Seller's Trust Indenture, dated September 19, 2000, that has been furnished to Buyer prior to the Closing, reflects all amendments made thereto and is correct and complete as of the Closing Date, and there are no other documents determinative of the powers, organization or qualifications of Seller.

     2.2 ORGANIZATION, QUALIFICATION AND CORPORATE POWER OF THE COMPANY. The Company is duly incorporated, validly existing and in good standing under the laws of the State of North Carolina, and is duly licensed or qualified to transact business as a foreign corporation, and is in good standing, in each jurisdiction in which the nature of the business to be transacted by it, or the character of the properties owned by it or leased by it, requires such licensing or qualification. The Company has all the requisite corporate power and authority to perform all of its obligations under, and comply with all of the conditions of, this Agreement. The copies of the Company's Articles of Incorporation and Bylaws that have been furnished to Buyer prior to the Closing reflect all amendments made thereto and are correct and complete as of the Closing Date.

     2.3. SUBSIDIARIES. The Company does not (i) own of record or beneficially, directly or indirectly, any shares of capital stock or securities convertible into capital stock of any other corporation or have any participating interest in any partnership, limited liability company, joint venture or other business enterprise; or (ii) control, directly or indirectly, any other entity.

     2.4. AUTHORIZED CAPITAL. The authorized capital stock of the Company consists of One Hundred Thousand (100,000) shares of Class A Voting Common Stock, no par value, and One Hundred Thousand (100,000) shares of Class B Non-Voting Common Stock, no par value, of which, as of the date hereof, Thirty Thousand (30,000) shares of Class A Voting Common Stock (the "Class A Shares") and Seven Thousand Two Hundred Two (7,202) shares of Class B Non-Voting Common Stock (the "Class B Shares") are duly and validly issued and outstanding, fully paid and non-assessable. Seller is the sole owner, beneficially and of record, of all of the Class A Shares, and has good and marketable title to the Class A Shares, free and clear of all liens, encumbrances, security agreements, equities, options, rights to acquire, claims, charges or restrictions on transfer. The Class B Shares to be delivered at Closing are owned beneficially and of record by the individuals who have executed stock powers therefor, and such individuals have good and marketable title to the Class B Shares free and clear of all liens, encumbrances, security agreements, equities, options, rights to acquire claims, charges or restrictions on transfer. There are no stock appreciation rights, subscriptions, warrants, options, convertible securities or other rights (contingent or otherwise) to purchase or otherwise acquire equity securities of the Company. The Company has no other equity securities or securities containing any equity features authorized, issued or outstanding. No shares of the Common Stock of the Company are in escrow or held as security for any obligation of the Company or any beneficial owner thereof. None of the securities of the Company are subject to any voting trusts, nor has the Company or Seller received notice of any other agreements pertaining to the voting of such securities, and no

           Company shareholder has any preemptive right or rights of first refusal with respect to the issuance of any common stock, debt instruments or other securities of the Company.

     2.5. VALIDITY. Seller and the Company have the full legal power and authority to execute and deliver this Agreement and all other agreements and documents necessary to consummate the contemplated transactions, and all corporate action of the Company and Seller necessary for such execution and delivery and the performance hereof and thereof have been duly taken. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms (subject as to enforcement of remedies to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium and similar laws affecting the rights of creditors generally). Any other agreement contemplated to be entered into by Seller in connection with this transaction, when duly executed and delivered by Seller and the other parties thereto, will constitute the legal, valid and binding obligation of Seller, enforceable in accordance with its terms (subject as to enforcement of remedies to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium and similar laws affecting the rights of creditors generally).

     2.6. NO BREACH. None of the execution and delivery of this Agreement and related agreements contemplated herein, compliance with their respective terms, or performance of any obligation hereunder or thereunder will result in the breach or violation of the Articles of Incorporation or Bylaws of the Company or the Trust Indenture or any other organizational governing documents, if any, of Seller, of any provision of law, or of any provision of any agreement, indenture, mortgage, lease or other obligation or instrument, any judgment, or any order or decree of any court or other agency of government, or cause any acceleration thereof, to which the Company or any Seller(s) or any of their respective properties or assets are bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or Seller.

     2.7. TITLE TO PROPERTIES. The Company has good and marketable title to its properties and assets reflected on the Financial Statements furnished pursuant to Section 2.12 or acquired since the date of such Financial Statements (other than properties and assets disposed of in the ordinary course of business since the date of such Financial Statements), and all such properties and assets are free and clear of any and all mortgages, pledges, security interests, liens, charges, claims, restrictions and other encumbrances, except for liens for current taxes not yet due and payable, and minor imperfections of title, if any, which liens are not material in nature or amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company. Attached hereto as Schedule 2.7 is a list of all material items of real and personal property owned by the Company having a net book value of approximately twenty five thousand dollars ($25,000) or more.

     2.8.  COMPLIANCE WITH LAW.

           2.8.1. Schedule 2.8.1(A) contains a list and brief description of all licenses, permits, franchises, certificates, authorizations, approvals, accreditations, consents and rights, including those granted or derived from governmental sources, issued or granted to the Company. The Company and Seller have delivered to Buyer true and correct copies of all such licenses, permits, certificates and authorizations. Except as otherwise disclosed in Schedule 2.8.1(B): (i) the Company has the lawful authority and all state, federal, special or local governmental authorizations, licenses or permits required to conduct its businesses, and such businesses presently are being conducted in compliance with all applicable laws, ordinances, rules and regulations of all governmental authorities related to its businesses; (ii) there are no pending or threatened actions, notices or proceedings by any state, federal, special or local government or any subdivision thereof or any public or private group which would have the effect of changing the operation of such businesses; (iii) neither the Company's operations, nor any of the assets owned, leased, occupied or used by the Company in the operation of its businesses violates or fails to comply in any material respect with applicable federal, state or local laws, regulations or ordinances; (iv) the Company's activities (as currently conducted), the conduct of its businesses, the use of its properties and assets and all premises occupied by it, are in compliance in all material respects with all requirements of all governmental bodies or agencies having jurisdiction over it; (v) there is no act or omission on the part of the Company which would subject the Company to the likelihood of any fine or suspension; and (vi) neither Seller nor the Company have received any notice, from any federal, state or other governmental authority or agency having jurisdiction over their properties or activities, or any insurance or inspection body, that the Company's operations or any of its properties, facilities or equipment (whether leased or owned) or business procedures or practices fail to materially comply with any applicable law, ordinance or regulation or requirement of any public authority or body.

           2.8.2. Except as otherwise disclosed on Schedule 2.8.1(B), to the best of Seller's knowledge, each pharmacy and pharmacist contracting with the Company has all required licenses, permits, certificates and other credentials required to be maintained by such health care provider, and no such provider is now or has been the subject of any sanction or disciplinary action by an organization which monitors or regulates such providers.

     2.9.  GOVERNMENTAL  AUTHORITIES;  CONSENTS. Except as set forth on Schedule
           2.9 attached hereto, neither the Company nor the Seller, nor any of their respective Affiliates, is required to obtain any approval, consent, qualification, order or authorization, or to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by Seller of this Agreement or the consummation of the transactions contemplated by this Agreement.

     2.10. ENVIRONMENTAL MATTERS. There are no hazardous or toxic substances, materials, waste or regulated medical waste at the Company's facilities. The Company has complied in all material respects with all applicable federal and state laws regarding hazardous or toxic substances, materials, waste or regulated medical waste. No pending claims have been made against the Company, no currently outstanding citations or notices have been issued against the Company, and the Company has no obligations or liabilities, matured or not matured, absolute or contingent, assessed or un-assessed, which, in the case of any of the foregoing, have been or are imposed by reason of or based upon any provision of any environmental law.

     2.11. PAYMENT OF TAXES. The Company has timely filed all Returns it is required to file, and such Returns have been duly prepared and filed and were true, correct and complete in all material respects. All Taxes due by reason of the operations conducted by the Company have been paid, including, without limitation, all Taxes that the Company is obligated to withhold from accounts owing to employees, creditors and third parties. All such Taxes for which any such party has become obligated pursuant to elections made in accordance with GAAP have been paid, and adequate reserves have been established for all Taxes accrued but not yet payable. The federal income tax returns of the Company have never been audited by the Internal Revenue Service. No deficiency assessment with respect to any proposed adjustment of the Company's federal, state, county or local taxes is pending or, to the best of Seller's knowledge, threatened. There is no Tax lien, whether imposed by any federal, state, county or local taxing authority outstanding against the assets, properties or businesses of the Company. There is no pending examination or proceeding by any authority or agency relating to the assessment or collection of any such Taxes, interest or penalties thereon, nor do there exist any facts that would provide a basis for any such assessment. The Company has not executed or filed any consent or agreement to extend the period for assessment or collection of any such Taxes.

     2.12. FINANCIAL STATEMENTS. The Company has furnished to Buyer (i) the Audited Financial Statements, including any management letters regarding the internal operations of the Company with respect the years ended December 31, 1999, 2000 and 2001, and (ii) the Unaudited Financial Statements. The Financial Statements have been prepared in accordance with GAAP, consistently applied (except, in the case of the Unaudited Financial Statements, for the absence of footnotes and year end adjustments which will not be material, individually or in the aggregate) and fairly present in all material respects the financial position of the Company and the results of operations and changes in financial position as of the dates and for the periods specified. Except as set forth in the Financial Statements, the Company has not incurred any liability other than in the ordinary course of business. Since the most recent Financial Statements, (a) there has been no material change in the assets, liabilities or financial condition of the Company from that reflected in the Financial Statements, other than the payments described in Schedule 2.14, except for changes in the ordinary course of business and consistent with past practice which, in the aggregate, have not been materially adverse to the business, prospects, financial condition, operations, property or affairs of the Company, and (b) none of the business, prospects, financial condition, operations, property or affairs of the Company has been materially adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against.

     2.13. ABSENCE OF UNDISCLOSED  LIABILITIES.  Except as set forth in Schedule
           2.13 the Company has not incurred any liability of any nature (whether absolute, accrued, contingent or otherwise) including, without limitation, liabilities for federal, state, local or foreign taxes and liabilities to customers or suppliers, other than (i) liabilities for which full provision has been made on the Financial Statements of the Company, and (ii) other liabilities arising since the date of the Financial Statements and prior to the Closing Date in the ordinary course of business and consistent with past practice which are not inconsistent with the representations, warranties and covenants of Seller or any other provision of this Agreement or related agreements and instruments.

     2.14. SUBSEQUENT EVENTS. Since the date of the most recent Financial Statements, the Company has not: (i) issued any stock (other than the Class B Shares), bond or other corporate security; (ii) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent), except current liabilities incurred and liabilities under contracts entered into in the ordinary course of business which do not have an adverse effect upon the business or finances of the Company; (iii) discharged or satisfied any lien or encumbrance or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the Financial Statements and current liabilities incurred since the date of the Financial Statements in the ordinary course of business; (iv) declared or made any payment or distribution to shareholders or purchased or redeemed any share of its capital stock or other security; (v) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens which arise by operation of law or liens of current real property taxes not yet due and payable; (vi) sold, assigned or transferred any of its tangible assets, except in the ordinary course of business, or cancelled any debt or claim; (vii) sold, assigned, transferred or granted any exclusive license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset;
           (viii) suffered any loss of property or waived any right, whether or not in the ordinary course of business; (ix) made any change in officer compensation; (x) made any change in the manner of business or operations including any change in accounting principles and practices; (xi) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby; or (xii) entered into any commitment (contingent or otherwise) to do any of the foregoing; except to the extent expressly authorized or required by this Agreement, which authorization includes payments under the Company's Dissolution Plan, Profit Sharing Plan and Bonus Plan, Non-Competition Payments, and the Company's expenses in connection with the transactions contemplated by this Agreement, all specified in Schedule 2.14.

     2.15. OUTSTANDING DEBT. Except as set forth in the Audited Financial Statements or in any Schedule to this Agreement, the Company has not incurred any outstanding indebtedness for borrowed money nor is it either a guarantor or otherwise contingently liable for any such indebtedness. There exists no default under the provisions of any instrument evidencing any indebtedness or otherwise of any agreement relating thereto. The Company has no outstanding loans or advances to any person and is not obligated to make any such loans or advances.

     2.16. CONTRACTS AND OTHER COMMITMENTS. Schedule 2.16 attached hereto lists all material written agreements and all material oral understandings, including, but not limited to, all pharmacy contracts, client/customer agreements, management agreements, employment agreements and services contracts, to which the Company will be subject on the Closing Date. The Company has delivered or made available to Buyer a correct and complete copy of each written agreement listed in Schedule 2.16 (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Schedule 2.16. With respect to each such agreement:
           (i) the agreement is legal, valid, binding, enforceable in accordance with its terms (subject to bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and except for limitations upon the availability of equitable remedies, including specific performance) and in full force and effect; (ii) no party is in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute a material breach or default or permit termination, modification or acceleration, under the agreement; (iii) no party has repudiated any material provision of the agreement; and (iv) none of the transactions contemplated by this Agreement creates in any party to such agreement the right to revise the terms of, to terminate, to accelerate any obligation of the Company or otherwise declare that such agreement has been breached.

     2.17. LEASEHOLD INTERESTS. Schedule 2.17 attached hereto sets forth a true, correct and complete list of all leases to which the Company is a party to which the Company will be subject as of the Closing. Seller has delivered to Buyer true, correct and complete copies of all such leases and all amendments, modifications and supplements thereto. The leases are in full force and effect and are binding and enforceable against each of the parties thereto in accordance with their respective terms. Neither Seller nor the Company has received written notice from any party to any lease claiming that the Company is in default thereunder or that such default remains uncured. There has not occurred any event which would constitute a breach of or a default in the performance of any covenant, agreement or condition contained in any lease, nor has there occurred any event which, with the passage of time or the giving of notice, or both, would constitute such a breach or default. None of the transactions contemplated by this Agreement creates in any party to such lease the right to revise the terms of or to terminate such lease, as applicable, or to accelerate any obligation of the Company or otherwise declare that such lease has been breached.

     2.18. INTELLECTUAL PROPERTY. Set forth in Schedule 2.18 is a list and brief description of the Intellectual Property, and in each case a brief description of the nature of each such property and right, which is necessary or desirable to the conduct of the Company's business as conducted and as proposed to be conducted. No claim is pending or threatened to the effect that the operations of the Company infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and, to the best of Seller's knowledge, there is no basis for any such claim (whether or not pending or threatened). No claim is pending or threatened to the effect that any such Intellectual Property owned or licensed by the Company or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, and there is no known basis for any such claim (whether or not pending or threatened). The Company has not granted or assigned to any other person or entity any right to sell or produce the products or proposed products or provide the services or proposed services of the Company. No officer, director, shareholder, employee or Affiliate of the Company has an ownership interest in any of the trademarks, patents, or other rights set forth in Schedule 2.18.

     2.19. LITIGATION AND INVESTIGATIONS. Except as set forth in Schedule 2.19, there is no: (i) action, suit, claim, proceeding or investigation pending or threatened against or affecting the Company or any of the Company's employees, officers or directors by any private party or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign; or, to the best of Seller's knowledge, pending, threatened against or affecting persons or entities who perform professional services under agreement with the Company before any professional self-governance, oversight or regulatory body; (ii) arbitration proceeding relating to the Company pending under collective bargaining agreements or otherwise; or (iii) governmental or professional inquiry pending or threatened, against or directly or indirectly affecting the Company (including without limitation any inquiry as to the qualification of the Company to hold or receive any license or permit), and there is no basis for any of the foregoing as to the Company, its officers, directors or employees or, to the best of Seller's knowledge, other entities or persons who perform professional services for the Company. The Company has not received any opinion, memorandum or legal advice from legal counsel to the effect that the Company may have exposure, from a legal standpoint, to any liability related to the past or present conduct of the business of the Company. The Company is not in default with respect to any order, writ, injunction or decree known to or served upon it of any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no action or suit by the Company pending or threatened against others.

     2.20. FRAUD AND ABUSE. The Company, its officers and directors and, to the best of Seller's knowledge, all persons who provide professional services under agreements with the Company, have not engaged in any activities which are prohibited under federal Medicare and Medicaid statutes, 42 U.S.C. ss.ss. 1320a-7, 1320a-7a and 1320a-7b, or the regulations promulgated pursuant to such statutes or related state or local statutes or regulations or which are prohibited by rules of professional conduct, including, but not limited to, the following:
           (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (iii) presenting or causing to be presented a claim for reimbursement for services under Medicare, Medicaid or other federal or state health care program that is for an item or service that is known or should be known to be (a) not provided as claimed, or (b) false or fraudulent; (iv) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment; or (v) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind (a) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by , Medicare, Medicaid, or other federal or state health care program, or (b) in return for purchasing, leasing or ordering or arranging for or recommending purchasing, leasing or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare, Medicaid or other federal or state health care program. Neither the Company nor, to the best of Seller's knowledge, persons who provide professional services under agreements with the Company, have been excluded from the Medicare program or any state health care program under 42 U.S.C. ss.1320a-7, and there is no pending or threatened exclusion action against the Company or, to the best of Seller's knowledge, against any such professional persons.

     2.21. LABOR RELATIONS. The names of all employees of the Company, together with the title or job classification of each such person, the total compensation, including any deferred or bonus compensation, anticipated to be paid to or accrued for each such person in the years 2002 and 2003 by the Company, and the date of hire, is set forth in Schedule 2.21(A). All oral or written employment agreements that are or will be applicable to such employees are specified in
           Schedule 2.21(B). Except as set forth in Schedule 2.21(C), no employee of the Company has advised the Company orally or in writing that he or she intends to terminate employment with the Company. The Company has complied in all respects with all applicable laws relating to the employment of its employees, including provisions relating to wages, hours, equal opportunity, collective bargaining and the payment of Social Security and other taxes, and, except as set forth in Schedule 2.21(D), no employee or former employee has filed any pending claim nor has the Company been notified to the contrary. The Company has not entered into any collective bargaining agreement, and the Company has not received notice that any of its employees are represented by a collective bargaining agent.

     2.22. EMPLOYEE  BENEFIT  PLANS.

           2.22.1. Schedule 2.22.1 contains a list setting forth each employee benefit plan or arrangement of the Company, including but not limited to employee pension benefit plans, as defined in
                   Section 3(2) of ERISA, Multiemployer Plans, if any, as defined in Section 3(37) of ERISA, employee welfare benefit plans, as defined in Section 3(1) of ERISA, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA, in which employees, their spouses or dependents, of the Company participate ("Employee Benefit Plans") (true and accurate copies of which, together with the most recent annual reports on Form 5500 and summary plan descriptions with respect thereto, have been furnished to Buyer).

           2.22.2. With respect to each Employee Benefit Plan: (i) each has been administered in all respects in compliance with its terms and with all applicable laws, including, but not limited to, ERISA and the Code; (ii) no actions, suits, claims or disputes, other than routine benefit claims, are pending or threatened; (iii) no audits, inquiries, reviews, proceedings, claims or demands are pending with any governmental or regulatory agency; (iv) there are no facts which could give rise to any liability in the event of any such investigation, claim, action, suit, audit, review or other proceeding; (v) except as set forth on Schedule 2.22.2, all reports, returns and similar documents required to be filed with any governmental authority or distributed to any plan participant have been duly or timely filed or distributed; and (vi) no "prohibited transaction" has occurred under Section 406 of ERISA or Section 4975 of the Code.

           2.22.3. The Company does not contribute to a Multiemployer Plan as described in Section 4001(a)(3) of ERISA or a defined benefit plan.

           2.22.4. (i) Except as otherwise provided by applicable state or federal law, the Company is not obligated under any Welfare Plan to provide medical or death benefits with respect to any employee or former employee of the Company or its predecessors after termination of employment; (ii) no violations of the notice and continuation coverage requirements of Section 4980B of the Code or Sections 601 through 608 of ERISA have occurred with respect to any Welfare Plan that is a group health plan within the meaning of Section 5000(b)(1) of the Code; and (iii) there are no reserves, assets, surplus or prepaid premiums under any Welfare Plan which is an Employee Benefit Plan.

           2.22.5. The Company (i) has never terminated or withdrawn from an Employee Benefit Plan under circumstances resulting (or expected to result) in liability to PBGC (other than routine claims for benefits); (ii) has no assets subject to (or expected to be subject to) a lien for unpaid contributions to any employee benefit plan; (iii) has not failed to pay premiums to the PBGC when due; (iv) is not subject to (or expected to be subject to) an excise tax under Code Section 4971; (v) has not engaged in any transaction which would give rise to liability under Section 4069 or Section 4212(c) of ERISA; and (vi) has not violated Code Section 4980B or
                   Section 601 through 608 of ERISA.

           2.22.6. Except as set forth on Schedules 2.22.6 or 2.14, (i) the Company is not obligated to pay separation, severance, termination or similar benefits or to vest any person, in whole or in part, solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change of control" (as such term is defined in Section 280G of the Code); and (ii) none of the Employee Benefit Plans has any unfunded liabilities which are not reflected on the Financial Statements.

     2.23. INSURANCE.

           2.23.1. Schedule 2.23.1 attached hereto sets forth a true, correct and complete list of all Insurance Policies, specifying the type of coverage, the amount of coverage, the premium, the insurer and the expiration date of each such policy. True, correct and complete copies of all Insurance Policies have been previously delivered by the Company to Buyer.

           2.23.2. The Insurance Policies are in full force and effect. All premiums due on the Insurance Policies or renewals thereof have been paid or will be paid through the Closing Date, and there is no default by the Company under the Insurance Policies nor any default by any other party to the Insurance

                   Policies. There are no outstanding recommendations by any issuer of the Insurance Policies or by any Board of Fire Underwriters or other similar body exercising similar functions or by any governmental authority exercising similar functions which requires or recommends any changes in the conduct of the business of, or any repairs or other work to be done on or with respect to any of the properties or assets of, the Company.

     2.24. BOOKS AND RECORDS. The books of account, ledgers, order books, records and documents of the Company accurately and completely reflect all material information relating to the business of the Company, the location and collection of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company.

     2.25. ACTIVITIES OF PROVIDERS. To the best of Seller's knowledge, No providers of pharmacy services to the Company are organized or attempting to organize any entity (whether or not incorporated) for the purpose of bargaining or otherwise dealing with the Company on a collective basis except with respect to individual pharmacists who have formed professional corporations or partnerships for the purpose of providing pharmacy services.

     2.26. INSIDER INTERESTS. Except as disclosed on Schedule 2.26, no present officer, director, shareholder, employee or, to the best of Seller's knowledge, contracting health care provider of the Company: (i) owns, directly or indirectly, in whole or in part, any of the properties used in the business of the Company; (ii) has received a loan or advance from the Company which is currently outstanding; (iii) has any obligation to make any loan to the Company; or (iv) has any other business relationship with the Company other than in his or her capacity as an officer, director, shareholder, employee or health care provider. No present officer, director, shareholder or employee of the Company owns (except for a passive ownership interest of one percent (1%) or less of the securities of a competitor that is traded on a recognized national exchange), in whole or in part, directly or indirectly, any interest in, or controls, or is an employee, officer, director or partner of, any corporation, association, partnership, limited partnership, joint venture or other entity which is a competitor of the Company.

     2.27. FEES AND COMMISSIONS. Except as disclosed to Buyer, neither Seller nor the Company has agreed to pay or become liable to pay any broker's, finder's or originator's fees or commissions by reason of services alleged to have been rendered for, or at the instance of, the Seller or the Company in connection with this Agreement and the transactions contemplated hereby.

     2.28. DISCLOSURE. No representation or warranty by Seller in this Agreement, and no exhibit, schedule or certificate furnished or to be furnished by Seller or the Company pursuant hereto, contains any untrue statement of a fact or omits to state a fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading. There is no fact of which Seller is aware which has not been disclosed in writing to Buyer which adversely affects, or would tend to adversely affect, the businesses, prospects, financial condition, operations, properties or affairs of the Company.

     2.29. PROPRIETARY INFORMATION OF THIRD PARTIES. To the Seller's knowledge, no third party has claimed or has any reason to claim that any person employed by or affiliated with the Company has: (i) violated or may be violating any of the terms or conditions of his or her employment, non-competition, or non-disclosure agreement with such third party;
           (ii) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party; or (iii) interfered or may be interfering in the employment relationship between such third party and any of its current or former employees. No third party has requested information from the Company that suggests that such a claim might be contemplated. No person employed by or affiliated with the Company has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, and no person employed by or affiliated with the Company has violated any confidential relationship which such person may have had with any third party in connection with the development or sale of any product or proposed product or the development or sale of any service or proposed service of the Company, and the Company has no reason to believe there will be any such employment or violation. None of the execution, delivery or performance of this Agreement, or the carrying on of the business of the Company as officers, employees, or agents by any officer, director, or key employee or affiliated person of the Company, or the conduct or proposed conduct of the business of the Company, will conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under any contract, covenant, or instrument under which any such person is obligated.

     2.30. SUFFICIENCY OF ASSETS. The assets of the Company now owned, and to be owned by the Company as of the Closing Date, constitute all assets reasonably necessary to enable the Buyer and the Company to conduct the business and operations of the Company after the Closing on substantially the same terms as such business has historically been conducted, except with respect to future working capital requirements.

     2.31. SECURITIES LAWS. All of the issued and outstanding shares of common stock of the Company have been offered, sold, issued, and delivered by the Company in compliance with all applicable federal and state securities laws. The Company has complied with all applicable periodic reporting and disclosure requirements of the Securities Exchange Act of 1934 and applicable state securities laws.

3.   REPRESENTATIONS AND WARRANTIES OF BUYER
     ---------------------------------------
     As an inducement to Seller to enter into this Agreement, Buyer represents and warrants to Seller that, except as set forth in the disclosure schedules to be delivered to Seller by Buyer, and accepted in writing by Seller, prior to Closing:


     3.1. ORGANIZATION, QUALIFICATION AND CORPORATE POWER. Buyer is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business to be transacted by it, or the character of the properties owned by it or leased by it, requires such licensing or qualification. Buyer has all the requisite corporate power and authority to perform all of its obligations under, and comply with all of the conditions of, this Agreement.

     3.2. VALIDITY. Buyer has the full legal power and authority to execute and deliver this Agreement and all other agreements and documents necessary to consummate the contemplated transactions, and all corporate action of Buyer necessary for such execution and delivery and the performance hereof and thereof have been duly taken. This Agreement has been duly executed and delivered by Buyer and, when duly executed by the other parties hereto, constitutes the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms (subject as to enforcement of remedies to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally). Any other agreement contemplated to be entered into by Buyer in connection with this transaction, when duly executed and delivered by Buyer and the other parties thereto, will constitute the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms (subject as to enforcement of remedies to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium and similar laws affecting the rights of creditors generally).

     3.3. NO BREACH. None of the execution and delivery of this Agreement and related agreements contemplated herein, compliance with their respective terms, or performance of any obligation hereunder or thereunder will result in the breach or violation of the Articles of Incorporation or Bylaws of Buyer, of any provision of law, or of any provision of any agreement, indenture, mortgage, lease or other obligation or instrument, any judgment, or any order or decree of any court or other agency of government, or cause any acceleration thereof, to which Buyer or any of its properties or assets are bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of Buyer. The execution of this Agreement and any other agreements contemplated hereby and, upon receipt of required state, local and/or federal governmental approvals, the consummation of the transactions provided herein, will not result in a violation by Buyer of any federal, state or local laws or regulations.

     3.4. COMPLIANCE WITH LAW. Buyer is not in violation of any applicable federal, state or local laws or regulations, or the requirements of any public authority or body, which will prevent Buyer from paying the Purchase Price at Closing or from performing the covenants and complying with the conditions of this Agreement.

     3.5. GOVERNMENTAL AUTHORITIES; CONSENTS. Except for reporting obligations under the Securities Exchange Act of 1934, Buyer is not required to obtain any approval, consent, qualification, order or authorization, or to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by Buyer of this Agreement or the consummation of the transactions contemplated by this Agreement.

     3.6. FEES AND COMMISSIONS. Buyer has not agreed to pay or become liable to pay any broker's, finder's or originator's fees or commissions by reason of services alleged to have been rendered for, or at the instance of, Buyer in connection with this Agreement and the transactions contemplated hereby, that would affect the Purchase Price paid for the Shares.

     3.7. DISCLOSURE. No representation or warranty by Buyer in this Agreement, and no exhibit, schedule or certificate furnished or to be furnished by Buyer pursuant hereto, contains any untrue statement of a fact or omits to state a fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading. There is no fact of which Buyer is aware which has not been disclosed in writing to Seller, which materially adversely affects the ability of Buyer to close upon the transactions contemplated by this Agreement, to pay the Purchase Price or to perform the covenants and comply with the conditions of this Agreement.

     3.8. EMPLOYEE PROFIT SHARING BONUSES. Buyer shall cause the Company to its employees on March 1, 2003, the Employee Profit Sharing Bonuses totaling three hundred nine thousand and four hundred and seventy five dollars ($309,475.00) as set forth in Schedule 3.8

4.   CONDITIONS TO THE OBLIGATIONS OF BUYER
     --------------------------------------

     4.1. REPRESENTATIONS AND WARRANTIES TO BE TRUE AND CORRECT. The representations and warranties of Seller contained in Article 2 shall be true, complete and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made by Seller on and as of such date, and Seller shall have certified to such effect to Buyer in writing.

     4.2. PERFORMANCE. The Company and Seller shall have performed and complied with all agreements contemplated herein that are required to be performed or complied with by them prior to or at the Closing Date. The Company and Seller shall have obtained any consents or waivers necessary to execute and deliver this Agreement and the other agreements and instruments executed and delivered by the Company and Seller in connection herewith. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement and the other agreements and instruments executed and delivered by the Company and Seller in connection herewith shall have been made or taken.

     4.3. ALL PROCEEDINGS TO BE SATISFACTORY. All corporate and other proceedings to be taken by the Company and Seller in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to Buyer and its counsel, and Buyer and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

     4.4. ABSENCE OF MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the business, assets, financial condition or operations of the Company, including any material adverse change in the pharmacy network of the Company, or any other event that would, with the passage of time or otherwise, impair or otherwise affect the accuracy of any of the representations and warranties of Seller or the ability of Seller to perform any applicable covenants or indemnification obligations set forth in this Agreement. Prior to Closing, each of the Company and Seller shall have promptly notified Buyer in writing of any event of which the officers or directors of either have knowledge or, after due inquiry, should have knowledge, that occurred, or was likely to occur, and which would tend to result in a material adverse change in the business, assets, financial condition or operations of the Company and of any other event that would, with the passage of time or otherwise, impair or otherwise affect the accuracy of any of the representations and warranties of Seller or the ability of the Seller to perform any applicable covenants or indemnification obligations contained herein on and as of the Closing Date.

     4.5. NON-COMPETITION AGREEMENTS. Buyer shall have received duly executed non-competition agreements containing terms and conditions satisfactory to Buyer between the Company and certain individuals as shall be satisfactory to Buyer.

     4.6. EXECUTED EMPLOYMENT AGREEMENTS. Buyer shall have received duly executed employment agreements between the Company and certain individuals and containing terms and conditions, all of which shall be satisfactory to Buyer.

     4.7. OPINION OF COUNSEL FOR SELLER. Buyer shall have received from counsel for Seller an opinion dated as of the Closing Date in form and substance satisfactory to Buyer.

     4.8. OPINION OF SPECIAL COUNSEL FOR BUYER. Buyer shall have received from Buyer's North Carolina counsel an opinion or other written advice satisfactory to Buyer to the effect that no regulatory or other governmental approvals, reviews or filings are required in connection with any of the transactions contemplated by this Agreement.

     4.9.  APPROVALS.  All necessary corporate and regulatory  approvals for the
           transactions   contemplated   by  this  Agreement   shall  have  been
           obtained.

     4.10. THIRD PARTY CONSENTS. The Company and Seller shall have obtained or caused to be obtained all requisite consents and approvals of third parties whose consent or approval is required in order for the Company and Seller to consummate the transactions contemplated by this Agreement, including, without limitation, any consent to the change of ownership of the Company that may be required by a lessor under a lease set forth in Schedule 2.17 hereto or of any other party relating to the contracts set forth in Schedule 2.16 hereto.

     4.11. ABSENCE OF REGULATORY PROCEEDINGS. No proceeding, regulatory action or litigation shall have been instituted, threatened or proposed, and no order shall have been issued by any governmental body, to enjoin, restrain or prohibit the transactions contemplated herein or to materially adversely affect the business, assets, financial condition or operations of the Company.

     4.12. EMPLOYEE ADVANCES. All financial advances made by the Company to any of its employees, officers, directors, shareholders or option holders shall have been collected and eliminated, and such shall be reflected in the Financial Statements.

     4.13. SUPPORTING DOCUMENTS. Buyer and its counsel shall have received copies of the following documents:

           4.13.1. such certificates of the Company's officers and the Seller's Trustees and such other documents evidencing satisfaction by the Company and Seller of the conditions specified in this
                   Article  4  as  Buyer  shall  reasonably   request;

           4.13.2. certificates  of the Secretary of State of the State of North
                   Carolina  as  to  the  legal   existence  and  good  standing
                   (including  tax) of the  Company in North  Carolina;

           4.13.3. copies of the Articles of Incorporation of the Company, duly certified by the Secretary of State of the State of North Carolina;

           4.13.4. certificates of the Secretary of the Company attesting to the incumbency of the Company's Officers, the authenticity of the resolutions of the Company authorizing the transactions contemplated by this Agreement, and the authenticity and continuing validity of the charter documents of the Company;

           4.13.5. certificate of the Trustees of the Seller, attesting to their incumbency and to the authenticity and continuing validity of the Declaration of Trust of September 19, 2000, which shall be annexed thereto;

           4.13.6. the minute books, stock transfer records, corporate seal and other materials related to the corporate administration of the Company;

           4.13.7. the resignation (effective as of the Closing Date) of the current directors and officers of the Company;

           4.13.8. a stock power duly executed in blank by the Seller, with signatures witnessed, together with the stock certificates representing the Class A Shares being surrendered by the Seller;

           4.13.9. stock powers duly executed in blank by the owners (or by their duly appointed attorney in fact), with their signatures witnessed, together with the stock certificates representing the Class B Shares being surrendered;

           4.13.10.the Escrow Agreement  executed by all parties  thereto;  and.

           4.13.11.such additional supporting documents and other information with respect to the operations and affairs of the Company as Buyer or its counsel reasonably may request.

     4.14. DUE DILIGENCE. Buyer shall have completed, to its satisfaction, a complete business, financial and legal due diligence review of the Company. All requested documents pursuant to Buyer's due diligence review of the Company have been delivered to Buyer and its counsel and all documents that are to be provided to Buyer hereunder shall have been delivered to Buyer and its counsel at least five (5) business days prior to the Closing Date.

5.   CONDITIONS  TO  THE OBLIGATIONS  OF THE SELLER
     ----------------------------------------------

     The obligations of Seller to consummate this Agreement and any other transaction contemplated by this Agreement are, at its option, subject to the satisfaction, on or before the Closing Date, of the following conditions:

     5.1. REPRESENTATIONS AND WARRANTIES TO BE TRUE AND CORRECT. The representations and warranties contained in Article 3 shall be true, complete and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made by Buyer on and as of such date, and Buyer shall have certified to such effect to the Seller and the Company in writing.

     5.2. PERFORMANCE. Buyer shall have performed and complied with all agreements contemplated herein that are required to be performed or complied with by it prior to or at the Closing Date. Buyer shall have obtained any consents or waivers necessary to execute and deliver this Agreement and the other agreements and instruments executed and delivered by Buyer in connection herewith. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement and the other agreements and instruments executed and delivered by Buyer in connection herewith shall have been made or taken.

     5.3. ALL PROCEEDINGS TO BE SATISFACTORY. All corporate and other proceedings to be taken by Buyer in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to Seller and its counsel, and Seller and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

     5.4.  APPROVALS.  All necessary corporate and regulatory  approvals for the
           transactions   contemplated   by  this  Agreement   shall  have  been
           obtained.

     5.5. ABSENCE OF REGULATORY PROCEEDINGS. No proceeding, regulatory action or litigation shall have been instituted, threatened or proposed, and no order shall have been issued by any governmental body to enjoin, restrain or prohibit the transactions contemplated herein.

     5.6. THIRD PARTY CONSENTS. Buyer shall have obtained or caused to be obtained all requisite consents and approvals of third parties whose consent or approval is required in order for Buyer to consummate the
           transactions   contemplated   by   this   Agreement.

     5.7. SUPPORTING DOCUMENTS. Seller and its counsel shall have received copies of the following documents:

           5.7.1. such certificates of Buyer's officers and such other documents evidencing satisfaction by Buyer of the conditions specified in this Article 5 as Seller shall reasonably request;

           5.7.2. a certificate of the Secretary of State of Delaware as to the legal existence and good standing (including tax) of Buyer in the State of Delaware;

           5.7.3. a certificate of the Secretary of Buyer attesting to the incumbency of its officers, the authenticity of the resolutions of Buyer authorizing the transactions contemplated by this Agreement and the authenticity and continuing validity of the charter documents of Buyer; and

           5.7.4. such additional supporting documents and other information with respect to the operations and affairs of Buyer as the Seller or its counsel reasonably may request.

6.  INTERIM COVENANTS  BETWEEN THE DATE OF THIS AGREEMENT AND THE CLOSING DATE
    --------------------------------------------------------------------------
    Seller, as indicated below, makes the following covenants to Buyer for the period from the date of this Agreement through the Closing Date:

     6.1. MAINTENANCE OF PROPERTIES AND BUSINESS. Seller shall cause the Company to conduct its business so as to maintain the properties and business of the Company and to preserve the business organization and the goodwill of customers and suppliers of the Company. Except as otherwise herein provided, without the prior written consent of Buyer (which consent shall not unreasonably be withheld), Seller shall cause the Company to not:

           6.1.1.  make  any  capital   expenditure   greater  than  twenty-five
                   thousand dollars ($25,000) singly or in the aggregate;

           6.1.2. sell, lease or otherwise dispose of any asset or assets, other than in the ordinary course of business and with replacement of an asset of equivalent value;

           6.1.3. encumber any asset or assets other than in the ordinary course of business and provided such encumbrance(s) shall not exceed twenty-five thousand dollars ($25,000) singly or in the aggregate;

           6.1.4. execute, amend or terminate any contract or lease to which the Company is a party, except if the annual payments or receipts under any such lease or contract do not exceed twenty-five thousand dollars ($25,000) singly or in the aggregate;

           6.1.5. make any material change in the Company's business or operations, including, but not limited to, making any changes in its fees, charges, rebate arrangements or terms or other revenues, or its accounting practices, or fail to use reasonable care to (i) maintain the assets of the Company in their present condition, normal wear and tear excepted, and
                   (ii) comply with all laws and regulations of governmental agencies or authorities applicable to the Company;

           6.1.6. declare or pay any dividends or make any distribution to shareholders;

           6.1.7. fail to maintain in effect the insurance coverage referred to in Section 2.23 herein;

           6.1.8. fail to maintain compliance with any and all requirements imposed upon the Company by all applicable state and federal laws and regulations;

           6.1.9. engage in any activity or enter into any material transactions that would cause any of the representations or warranties set forth in Article 2 hereof to be inaccurate if made as of a date subsequent to such activity or transaction;

           6.1.10. except as set forth in Schedule 2.14, increase the compensation payable or to become payable to any director, officer or employee, except for increases in salary or wages that in either case are payable or are to become payable in the ordinary course of business and are consistent with past practice;

           6.1.11. except as set forth in Scheduled 2.14, grant any severance or termination pay to, or enter into or amend any severance agreement with, any director, officer or employee; enter into or amend any employment agreement with any director, officer or employee that would extend beyond the Closing except on an at-will basis; or establish, adopt, enter into or amend any Employee Benefit Plan, except as may be required to comply with applicable law or the Code;

           6.1.12. permit any accounts payable owed to trade creditors to remain outstanding more than ninety (90) days;

           6.1.13. amend the Articles of Incorporation or Bylaws of the Company, except as otherwise required by this Agreement;

           6.1.14. acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business or interest therein or material assets of any such entity;

           6.1.15. issue or sell any additional shares of, or grant any options, warrants, conversion privileges or rights of any kind to acquire any share of, any of its capital stock;

           6.1.16. create any stock option or other stock based  incentive plan;


           6.1.17. settle or compromise any pending or threatened litigation or proceeding relating to the Company, including any administrative agency matter, unless such settlements or compromises are for cash payment of five thousand dollars ($5,000) or less, individually and in the aggregate;

           6.1.18. enter  into any new  client/customer  agreement  or renew any
                   existing   client/customer   agreement;

           6.1.19. incur any indebtedness or make any loans other than in the ordinary cause of business, except in accordance with this Agreement; or

           6.1.20. agree to do any of the foregoing.

     6.2. ACCESS TO BOOKS AND RECORDS. Prior to Closing, Seller shall cause the Company to permit Buyer and its counsel, accountants and other representatives reasonable access during normal business hours to all of the properties, books, contracts, commitments and records of the Company, and to furnish such statements (financial and otherwise), records, reports, documents and other information concerning the Company's operations as Buyer and its counsel reasonably request from time to time. To the extent requested by Buyer, Seller shall cause the Company to request its accountants, attorneys and other representatives to cooperate with the representatives of Buyer in connection with the right of access granted herein. No information provided to or obtained by Buyer shall affect any representation or warranty in this Agreement; however, Buyer has a duty to mitigate the amount of any potential indemnification claim by notifying Seller before Closing of any facts which to Buyer's actual knowledge would constitute a breach of any of Seller's representations or warranties after Closing.

     6.3. NOTICE OF BREACH. Seller shall, and Seller shall cause the Company to, promptly give notice to Buyer of the occurrence of any event, or the failure of any event to occur, which results in a breach of any representation or warranty of Seller or a failure by it or the Company to comply with any covenant, condition or agreement contained herein (provided, however, that, any such disclosure shall not in any way be deemed to amend, modify or in any way affect the representations, warranties and covenants made by any party in or pursuant to this Agreement).

     6.4. COMMUNICATIONS. Each party to this Agreement shall, and Seller shall cause the Company to, promptly advise the other party of all communications received pertaining to the transactions contemplated by this Agreement, including such communications as are received from governmental agencies or authorities.

     6.5. ANNOUNCEMENTS. Neither party to this Agreement shall, and Seller shall cause Company not to, without prior agreement of the other party (which agreement shall not be unreasonably withheld), make any announcement to the public concerning the transactions contemplated by this Agreement, except as Buyer, in its sole judgment, may determine is needed to comply with any requirements of the Securities and Exchange Commission.

     6.6. COOPERATION. The parties to this Agreement agree to cooperate with each other and to use their best efforts to ensure that all of the business of Company is transitioned and implemented to Buyer as contemplated by this Agreement.

     6.7. NO SOLICITATION. Seller shall not, and Seller shall cause the Company and of their Affiliates to not, from the date hereof through the Closing Date, directly or indirectly, through any officer, director, agent or otherwise, take any action to solicit, initiate, seek, entertain, encourage, support or respond to any inquiry, proposal or offer from, furnish any information to, or participate in any negotiations with, any third party regarding any acquisition of the Company, any merger or consolidation with or involving the Company, or any acquisition of any material portion of the capital stock of the Company, including the grant of any license to any Intellectual Property of the Company other than licenses in the ordinary course of business related to the sale of the Company's products. Seller agrees that it shall cause any such negotiations (other than negotiations with Buyer) in progress as of the date hereof to be suspended and Seller shall not, and Seller shall cause the Company to not, accept or enter into any agreement, arrangement or understanding regarding any such third party acquisition transaction prior to the termination hereof. In the event the Company, Seller or any of their Affiliates, or any of their or their Affiliates' respective officers, directors, employees or agents, receives any proposal for a third party acquisition of the Company or any of its assets, or any request for nonpublic information in connection with any such proposal, Seller shall, and shall cause the Company to, immediately notify Buyer, describing in detail the identity of the third party making such proposal and the terms and conditions of such proposal, and Seller shall, and shall cause the Company to, promptly reject such proposal.

7.  ADDITIONAL  AGREEMENTS AND  POST-CLOSING  COVENANTS
    ---------------------------------------------------

     7.1. CONFIDENTIALITY OF BUSINESS INFORMATION. The parties heretofore have received and hereafter may receive various financial and other information concerning the activities, businesses, assets and properties of themselves and their respective Affiliates, including the Company. The parties agree that:

           7.1.1. all such information thus received by the parties shall not at any time, or in any way or manner, be utilized by the parties for their respective advantage or disclosed by the parties to others for any purpose whatsoever;

           7.1.2. the parties shall take all reasonable measures to assure that no employee or agent under their respective control shall at any time use or disclose any information described in this Section; and

           7.1.3. this Section shall not apply to any such information that was known to the parties prior to its disclosure to the parties in accordance with this Section or was, is or becomes generally available to the public other than by disclosure by the parties or any of their respective employees or agents in violation of this Section.

     7.2. CONFIDENTIALITY OF THIS AGREEMENT. The existence, terms and contents of this Agreement and its schedules and exhibits and the nature and status of the transactions described herein and therein are confidential. Without the prior written consent of the other party, neither party shall, and prior to Closing Seller shall cause the Company not to, disclose to any person, other than to its respective directors, officers and key employees, Affiliates and accounting, investment banking and legal advisers, any such confidential information unless, in the written opinion of counsel to the party seeking to make the disclosure, such a disclosure is required by law. Subject to Section 6.5, the timing and content of any announcements, press releases or other public statements concerning the transactions contemplated by this Agreement will occur upon, and be determined by, the mutual agreement and consent of the parties.

     7.3. COVENANT NOT TO COMPETE. For a period of five (5) years from and after the Closing Date, Seller shall not, and Seller shall cause its Affiliates to not, (i) engage, directly or indirectly, in the business of owning, operating, administering, managing or providing consulting services or financial assistance to, a pharmacy benefit management business (whether or not for profit) that competes with Buyer or any of its Affiliates (including, without limitation, the Company); or (ii) disrupt or attempt to disrupt, or otherwise interfere with, the relationship, contractual or otherwise, between the Buyer or any of its Affiliates (including, without limitation, the Company) on the one hand, and any of their respective customers, suppliers, health care providers or employees, on the other hand.

8.  INDEMNIFICATION
    ---------------

     8.1. SELLER'S INDEMNIFICATION. Seller agrees to indemnify and hold Buyer and the Company harmless from and against any and all of the following:

           8.1.1. Any and all Losses incurred by Buyer or the Company or their respective directors, officers, employees and agents, and each of their heirs, executors, successors and assigns, because of any inaccuracy in, or breach or violation of, the representations, warranties or covenants made by Seller in this Agreement, including, but not limited to any and all Losses incurred by Buyer or the Company and each of their directors, officers, employees and agents, and each of their heirs, executors, successors and assigns arising from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by Seller or the Company under this Agreement.

           8.1.2. Any and all Losses, including, without limitation, any Losses arising in connection with a Claim brought against Buyer or the Company, incurred by Buyer or the Company, their respective directors, officers, employees and agents, and each of their heirs, executors, successors and assigns, arising out of the activities or omissions of the Company or Seller, or any of their respective officers, directors, employees, agents or representatives, prior to the Closing, except for those Losses that are: (i) reserved for on the Financial Statements; or (ii) covered and reimbursed by insurance.

           8.1.3. All Losses related to or resulting from any actions, suits, proceedings, demands, assessments and judgments incident to any of the foregoing.

           8.1.4. Seller's obligation under this Section 8.1 shall not be applicable unless and until Buyer shall incur cumulative and aggregate losses recoverable hereunder in excess of one
                   hundred   thousand   dollars    ($100,000).

     8.2. BUYER'S INDEMNIFICATION. Buyer agrees to indemnify and hold Seller harmless from and against any and all of the following:

           8.2.1. Any and all Losses incurred by Seller or its directors, officers, employees and agents, and each of their heirs, executors, successors and assigns, because of any inaccuracy in, or breach or violation of, the representations, warranties and covenants made by Buyer in this Agreement. including, but not limited to any and all Losses incurred by Seller or its directors, officers, employees and agents, and each of their heirs, executors, successors and assigns, arising from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by Buyer under this Agreement.

           8.2.2. Any and all Losses incurred by Seller or its directors, officers, employees and agents, and each of their heirs, executors, successors and assigns, arising out of the activities of the Company, or any of its officers, directors, employees, agents or representatives, after the Closing Date.

           8.2.3. All Losses related to or resulting from any actions, suits, proceedings, demands, assessments and judgments incident to any of the foregoing.

           8.2.4. Buyer's obligations under this Section 8.2 shall not be applicable unless an until Seller shall incur cumulative and aggregate loses recoverable hereunder in excess of one hundred thousand dollars ($100,000).

     8.3.  NOTICE OF CLAIM OR LOSS.


           8.3.1. Whenever indemnification is sought under this Article 8 with respect to a Claim, the party seeking indemnification (the "Indemnified Party") shall notify in writing the party from whom indemnification is sought (the "Indemnifying Party") of all information concerning the underlying Claim within thirty
                   (30) calendar days after the Indemnified Party receives notice of such Claim; provided, however, that if the Indemnified Party fails to provide the Indemnifying Party with written notice of the Claim as aforesaid within thirty
                   (30) days after the Indemnified Party receives notice of such Claim, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such Claim. Thereafter, the Indemnifying Party shall have the right and obligation to defend the Indemnified Party, including the right to retain counsel on behalf of the Indemnified Party and to enter into any settlement which includes the Indemnified Party, so long as such settlement is payable by the Indemnifying Party. Nothing contained herein shall be construed as prohibiting the Indemnified Party from retaining its own counsel at its sole expense.

           8.3.2. In the event any Indemnified Party should incur a Loss that does not involve a Claim instituted by a third party, the Indemnified Party shall promptly deliver a written notice of such Loss to the Indemnifying Party. The Indemnifying Party shall not be responsible for any portion of such Loss that results from any failure of the Indemnified Party to deliver promptly the said written notice to the Indemnifying Party.


     8.4.  PAYMENT OF INDEMNIFICATION OBLIGATION.

           8.4.1. Upon a final determination of Losses for which Seller is the Indemnifying Party, the amount of the Losses agreed to or awarded, as the case may be, shall be paid to the Indemnified Party within thirty (30) days of such final determination.

           8.4.2. Upon a final determination of Losses for which Buyer is the Indemnifying Party, the amount of the Losses agreed to or awarded, as the case may be, shall be paid to the Indemnified Party within thirty (30) days of such final determination.

     8.5. EXPIRATION OF INDEMNIFICATION. All representations, warranties, covenants, agreements and indemnities by the parties in this Agreement, or in any instrument or document furnished in connection with this Agreement or the transactions contemplated hereby, shall, unless a different expiration date is expressly referenced therein or herein, survive the Closing for a period of 550 days following the Closing Date and the obligations of either party to indemnify the other party for any losses hereunder shall terminate and expire, except with respect to Claims already made, at 5:00 p.m. on the 550th day following the Closing Date. Notwithstanding the foregoing, Seller's representations and warranties set forth in Sections 2.1 through 2.6, and 2.14(i), Buyer's representations and warranties set forth in Sections 3.1 through 3.3, the agreements and covenants of Sections 7.1 through 7.3, and indemnities related to the foregoing, shall survive the Closing without limitation.

9.  TERMINATION
    -----------

     9.1. TERMINATION. This Agreement may be terminated by mutual consent of the parties, or by either of the parties by notice to the other:


           9.1.1. in the event that any of the conditions precedent to the performance of the obligations of the party giving such notice shall not have been fulfilled in all material respects and cannot be fulfilled on or prior to the Closing Date and shall not have been waived by such party, or if a material default shall be made by the other party in the observance or in the due and timely performance of any of the covenants and agreements herein contained that cannot be cured on or prior to the Closing Date and shall not have been waived by the party giving such notice; or

           9.1.2. in the event of the institution or serious threat by any governmental authority or by any other person of litigation or proceedings against any of the parties hereto to enjoin, hinder or delay or to obtain damages or other relief in connection with this Agreement or the transactions contemplated herein.


     9.2. EFFECT OF TERMINATION. In the event this Agreement is terminated pursuant to this Article 9, all of the provisions of this Agreement shall be null and void and of no further force or effect, except for Sections 7.1 and 7.2 and except as otherwise provided in Section
           10.10 herein.

10. MISCELLANEOUS
    -------------

     10.1. AMENDMENT. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all of the parties hereto or as otherwise provided herein.

     10.2. WAIVER. No failure to exercise and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of such or any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts.

     10.3. NOTICE. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be deemed given if delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery or facsimile transmission, if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate by like notice to the other parties):

                  If to Buyer:
                  -----------

                  HealthExtras, Inc.
                  2273 Research Boulevard, 2nd Floor
                  Rockville, Maryland 20850
                  Attention: Chief Executive Officer
                  Facsimile Number: (301) 548-2992

                  with a copy to the attention of General Counsel


                  If to the Company:
                  -----------------

                  Pharmacy Network National Corporation
                  3950 Blue Ridge Road
                  Raleigh, NC 27612
                  Attention:  Jimmy S. Jackson
                  Facsimile Number: (919) 571-9476

                  If to Seller:
                  ------------

                  Pharmacy Network National Corporation Trust
                  3950 Blue Ridge Road
                  Raleigh, NC 27612
                  Attn:  Jimmy S. Jackson
                  Facsimile Number (919) 571-9476

                  With a copy to:

                  Paul E. Castelloe, Attorney
                  PO Box 31603
                  Raleigh, NC 27622

     10.4. SEVERABILITY. In the event any provision of this Agreement or portion thereof is found to be wholly or partially invalid, illegal or unenforceable in any proceeding, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted or as if such provision had not been originally incorporated herein, as the case may be.

     10.5. ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules attached hereto, and other documents delivered at the Closing pursuant hereto), contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understanding (oral or written) between or among the parties with respect to such subject matter. The Exhibits and Schedules constitute a part of this Agreement as though set forth in
           full   herein.

     10.6.BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing expressed or implied herein shall be construed to give any other individual or entity any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned by any party without the prior written consent of the other parties.

     10.7. HEADINGS AND INTERPRETATION. The headings used in this Agreement have been inserted as a matter of convenience and reference only and shall not control or affect the meaning or construction of this Agreement.

           All references to the singular shall include the plural, and vice
           versa, where   applicable.

     10.8. THIRD PARTY BENEFICIARIES. Except as specifically provided herein, this Agreement does not and is not intended to create any rights in any person or entity that is not a party to this Agreement.

     10.9. EXPENSES. Each party hereto will pay its own legal, accounting and other fees and expenses incident to the transactions contemplated hereby, whether or not such transactions shall be consummated. Each party will be responsible for its own costs relative to the negotiations of such agreements and the preparation of any schedules or ancillary documents and agreements applicable to such party and
           required   by  this   Agreement.

     10.10.SURVIVAL. All covenants,  agreements,  representations and warranties made herein or in any other agreement, certificate or instrument delivered to any party pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement subject to Section 8.5, above. All statements contained in any certificate or other instrument delivered by a party hereunder or in connection herewith shall be deemed to constitute representations and warranties made by such party. Such representations and warranties shall survive in full force and effect notwithstanding any investigation by the other party.

     10.11.GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of North Carolina.

     10.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


    [Remainder of page intentionally left blank - Signature Pages to follow.]

                                SIGNATURE PAGE TO
                      STOCK PURCHASE AGREEMENT BY AND AMONG
                             HEALTHEXTRAS, INC., AND
                   PHARMACY NETWORK NATIONAL CORPORATION TRUST

     INTENDING TO BE LEGALLY BOUND, the parties have duly executed this agreement on the day and year first above written.



HEALTHEXTRAS, INC. (Buyer)



By:      /s/ David T. Blair
         -------------------------------

Name:    David T. Blair
         -------------------------------

Title:   Chief Executive Officer
         -------------------------------






                          Page 1 of 7 Signature Pages

                                SIGNATURE PAGE TO
                      STOCK PURCHASE AGREEMENT BY AND AMONG
                             HEALTHEXTRAS, INC., AND
                   PHARMACY NETWORK NATIONAL CORPORATION TRUST



 By its Trustees, who hereby certify that the undersigned constitute all of the Trustees of Seller.

/s/ Ralph Ashworth          /s/ Andrew Barrett
---------------------       ----------------------------------- (SEAL)
Witness                     Andrew Barrett, as Trustee for
                            Pharmacy Network National Corporation Trust































                           Page 2 of 7 Signature Pages

                                SIGNATURE PAGE TO
                      STOCK PURCHASE AGREEMENT BY AND AMONG
                             HEALTHEXTRAS, INC., AND
                   PHARMACY NETWORK NATIONAL CORPORATION TRUST



 By its Trustees, who hereby certify that the undersigned constitute all of the Trustees of Seller.


/s/ Robert Lewis            /s/ Johnath A. Hill, Sr.
---------------------       ----------------------------------- (SEAL)
Witness                     Jonathan A. Hill, Sr., as Trustee for
                            Pharmacy Network National Corporation Trust































                           Page 3 of 7 Signature Pages

                                SIGNATURE PAGE TO
                      STOCK PURCHASE AGREEMENT BY AND AMONG
                             HEALTHEXTRAS, INC., AND
                   PHARMACY NETWORK NATIONAL CORPORATION TRUST



 By its Trustees, who hereby certify that the undersigned constitute all of the Trustees of Seller.


/s/ Paul S. Castelloe       /s/ Jimmy S. Jackson
---------------------       ----------------------------------- (SEAL)
Witness                     Jimmy S. Jackson, as Trustee for
                            Pharmacy Network National Corporation Trust































                          Page 4 of 7 Signature Pages

                                SIGNATURE PAGE TO
                      STOCK PURCHASE AGREEMENT BY AND AMONG
                             HEALTHEXTRAS, INC., AND
                   PHARMACY NETWORK NATIONAL CORPORATION TRUST



 By its Trustees, who hereby certify that the undersigned constitute all of the Trustees of Seller.


/s/ Paul S. Castelloe        s/ Julian E. Upchurch
---------------------       ----------------------------------- (SEAL)
Witness                     Julian E. Upchurch, as Trustee for
                            Pharmacy Network National Corporation Trust































                           Page 5 of 7 Signature Pages

                                SIGNATURE PAGE TO
                      STOCK PURCHASE AGREEMENT BY AND AMONG
                             HEALTHEXTRAS, INC., AND
                   PHARMACY NETWORK NATIONAL CORPORATION TRUST



 By its Trustees, who hereby certify that the undersigned constitute all of the Trustees of Seller.

/s/ Robert I. Halperin      /s/ Mitchell Watts
---------------------       ----------------------------------- (SEAL)
Witness                     Mitchell Watts, as Trustee for
                            Pharmacy Network National Corporation Trust






























                           Page 6 of 7 Signature Pages

                                SIGNATURE PAGE TO
                      STOCK PURCHASE AGREEMENT BY AND AMONG
                             HEALTHEXTRAS, INC., AND
                   PHARMACY NETWORK NATIONAL CORPORATION TRUST



 By its Trustees, who hereby certify that the undersigned constitute all of the Trustees of Seller.


/s/ Andrew Barrett          /s/ Lloyd Whaley
---------------------       ----------------------------------- (SEAL)
Witness                     Lloyd Whaley, as Trustee for
                            Pharmacy Network National Corporation Trust





























                           Page 7 of 7 Signature Pages